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                                                                      EXHIBIT 21

               SUBSIDIARIES OF THE REGISTRANT
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Name of Subsidiary                  Jurisdiction of Incorporation
------------------                  -----------------------------
1. Pacific Sunwear Stores Corp.     California
2. ShopPacSun.com Corp              California